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                                                                     EXHIBIT 3.1

                             THE COMPANIES ACT 1985

                            COMPANY LIMITED BY SHARES







                            MEMORANDUM OF ASSOCIATION

             (AS ALTERED BY SPECIAL RESOLUTION PASSED 14TH MAY 1990)

                                       AND

                             ARTICLES OF ASSOCIATION

            (AS ADOPTED BY SPECIAL RESOLUTION PASSED ON 14TH MAY 1990

                        AND AS AMENDED ON 7TH JULY 1994)

                                       OF

                  PROTEUS INTERNATIONAL PUBLIC LIMITED COMPANY

            (INCORPORATED ON 12TH JANUARY 1990 WITH REGISTERED NUMBER
                      2459087 AS A PUBLIC LIMITED COMPANY)



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                             THE COMPANIES ACT 1985

                            COMPANY LIMITED BY SHARES

                            MEMORANDUM OF ASSOCIATION

                                      -of-

                  PROTEUS INTERNATIONAL PUBLIC LIMITED COMPANY

             (As altered by Special Resolution passed 14th May 1990)

1.      The name of the Company is "Proteus International Public Limited
        Company".

2.      The Company is to be a public company.

3.      The Registered Office of the Company will be situate in England.

4.      The objects for which the Company is established are:-

        (a)     (i)     To carry on the business of a holding company in all
                        its branches, and to acquire by purchase, lease, concession, grant, licence or otherwise such businesses, options, rights, privileges, lands, buildings, leases, underleases, stocks, shares, debentures, debenture stock, bonds, obligations, securities, reversionary interests, annuities, policies of assurance and other property and rights and interests in property as the Company shall deem fit and generally to hold, manage, develop, lease, sell or dispose of the same; and to vary any of the investments of the Company; to act as trustees of any deeds constituting or securing any debentures, debenture stock or other securities obligations; to enter into, assist, or participate in financial, commercial, mercantile, industrial and other transactions, undertakings and businesses of every description, and to establish, carry on, develop and extend the same or sell, dispose of or otherwise turn the same to account, and to co-ordinate the policy and administration of any companies of which this Company is a member or which are in any manner controlled by, or connected with the Company, and to carry on all or any of the businesses of capitalists, trustees, financiers, financial agents, company promoters, bill discounters, insurance brokers and agents, mortgage brokers, rent and debt collectors, stock and share brokers and dealers and commission and general agents, merchants and traders;
                        and to manufacture, buy, sell, maintain, repair and deal in plant, machinery, tools, articles and things of all kinds capable of being used for the purposes of the above mentioned businesses or any of them, or likely to be required by customers of or persons having dealings with the Company.

                (ii) To engage in the research, development and manufacture of biologically active peptides, proteins and their analogues,



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                        artificial vaccine, and the design and testing thereof,
                        general drug design and testing, custom synthesis of peptides, proteins and oligonucleotide molecules and custom designed and tailored application software and all kinds of drugs, chemicals, acids, salts, alkilis, antibiotics, pharmaceutical medicinal and chemical preparations articles and compounds (whether of animal, vegetable or mineral origin), dyes, cosmetics, paints, oils, varnishes, resins and synthetic and manmade materials and fabrics of whatsoever nature and to carry on the business of granting licences and rights to intellectual property created from the research, development, design and testing carried on by the Company.

        (b) To carry on any other trade or business which can, in the opinion of the Board of Directors, be advantageously carried on by the Company.

        (c) To acquire by purchase, lease, exchange, hire or otherwise, hold for any estate or interest, any land, buildings, easements, rights, privileges, concessions, patents, patent rights, licences, secret processes, machinery, plant, stock-in-trade, and any real or personal property of any kind necessary or convenient for the purpose of or in connection with the Company's business.

        (d) To erect, alter or maintain, any building, plant and machinery necessary or convenient for the Company's business and to contribute to or subsidise the erection, construction and maintenance of any of the above.

        (e) To acquire by subscription or otherwise and hold, sell, deal with or dispose of any shares, stock, debentures, debenture stocks, or other securities of any kind whatsoever, guaranteed by any company constituted or carrying on business in any part of the world and debentures, debenture stock and other securities of any kind guaranteed by any government or authority, municipal, local or otherwise, whether at home or abroad, and to subscribe for the same either conditionally or otherwise and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by the ownership thereof.

        (f) To borrow or receive money on deposit either without security or secured by debentures, debenture stock (perpetual or terminable), mortgage or other security charged on the undertaking or on all or any of the assets of the Company including uncalled capital, and generally to act as bankers.

        (g) To guarantee support and/or secure either with or without consideration the payment of any debentures, debenture stock, bonds, mortgages, charges, obligations, interest, dividends, securities, monies or shares or the performance of contracts or engagements of any company or person and in particular (but without prejudice to the generality of the foregoing) of any company which is for the time being the Company's holding company as defined by Section 736 of the Companies Act 1985



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                or another subsidiary, as defined by the said section of the
                Company's holding company or otherwise associated with the Company in business and to give indemnities and guarantees of all kinds and by way of security as aforesaid either with or without consideration to mortgage and charge the undertaking and all or any of the real and personal property and assets present or future, to issue debentures and debenture stock and collateral or further to secure any securities of the Company by a Trust Deed or other assurance and to enter into partnership or any joint purse arrangement with any person, persons, firm or company.

        (h) To lend money with or without security and to invest money of the Company upon such terms as the Company may approve and to guarantee the dividends, interest and capital of the shares, stocks or securities of any company of or in which this Company is a member or is otherwise interested, and generally as the Directors think fit.

        (i) To apply for, purchase or otherwise acquire and hold or use any patents, licences, concessions, copyrights and the like, conferring any right to use or publish any secret or other information and to use, exercise, develop or grant licences in respect of the property, rights, information so acquired.

        (j) To take part in the formation, management, supervision or control of the business or operation of any company or undertaking and for that purpose to appoint and remunerate any Directors, Accountants, Consultants, experts or agents.

        (k) To employ experts, consultants and valuers to investigate and examine into the condition, prospects, value, character and circumstances of any business concerns and undertakings and generally of any assets, property or rights.

        (1) To establish or promote or concur in establishing or promoting any other company whose objects shall include the acquisition or taking over of all or any of the assets or liabilities of this Company or the promotion of which shall be in any manner calculated to advance directly or indirectly the objects or the interests of this Company and to acquire, hold, dispose of shares, stocks or securities issued by or any other obligations of any such company.

        (m) To draw, accept and negotiate promissory notes, bills of exchange and other negotiable instruments.

        (n) To invest and deal with the monies of the Company not immediately required for the purposes of the business of the Company in or upon such investments and in such manner as the Company may approve.

        (o) To pay for any property or rights acquired by the Company either in cash or fully or partly paid up shares, with or without preferred or deferred or special rights or restrictions in respect of dividend repayment of capital, voting or otherwise, or by any securities which the Company



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                has power to issue, or partly in one mode and partly in another, and generally on such terms as the Company may determine.

        (p) To accept payment for any property or rights sold or otherwise disposed of or dealt with by the Company, either in cash, by instalments or otherwise, or in fully or partly paid-up shares or stock of the Company or corporation, with or without preferred or deferred or special rights or restrictions in respect of dividend, repayment or capital, voting or otherwise, or in debentures or mortgages or other securities of any company or corporation or partly in one mode and partly in another, and generally on such terms as the Company may determine, and to hold, dispose of or otherwise deal with any shares, stock or securities so acquired.

        (q) To enter into arrangements for joint working in business or amalgamate with or enter into any partnership or arrangement for sharing profits, union of interests, reciprocal concession or co-operation with any company, firm or person carrying on or proposing to carry on any business within the objects of this Company or which is capable of being carried on so as directly or indirectly to benefit this Company.

        (r) To purchase or otherwise acquire, take-over and undertake all or any part of the business, property, liabilities and transactions of any person, firm or company carrying on any business the carrying on of which is calculated to benefit this Company or to advance its interests, or possessed of property suitable for the purposes of the Company.

        (s) To sell, improve, manage, develop, turn to account, exchange let on rent, royalty, share of profits or otherwise, grant licences, easements and other rights in or over, and in any other manner deal with or dispose of the undertaking and all or any of the property and assets for the time being of the Company for such consideration as the Company may think fit.

        (t) To provide for the welfare of persons employed or formerly employed by the Company and to grant pensions, allowances, gratuities and bonuses to officers or ex-officers, employees or ex-employees of the Company or its predecessors in business or the dependants of such persons and to establish and maintain or concur in maintaining trusts, funds or schemes, (whether contributory or non-contributory), with a view to providing pensions or other funds for any such persons as aforesaid or their dependants.

        (u) To subscribe to or otherwise aid the establishment and support of any schools and any educational, scientific, literary, religious or charitable institutions or trade societies, whether such institutions or societies by solely connected with the business carried on by the Company or its predecessors in business or not, and to institute and maintain any club or other establishment.

        (v) To distribute in specie assets of the Company properly distributable amongst the members, but so that no distribution amounting to a



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                reduction of capital be made except with the sanction (if any)
                for the time being required by law.

        (w) To do all or any of the things hereinbefore authorised either alone or in conjunction with others, or as factors, trustees or agents for others, or by or through factors, trustees or agents.

        (x) To make payments towards insurance including insurance for any director, auditor or other officer for the time being of the Company or any subsidiary of the Company (as defined in Section 736 of the Companies Act 1985 as amended) against any liability as is referred to in Section 310(1) of the Companies Act (as amended).

        (y) To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling or guaranteeing the subscription of any shares or other securities of the Company.

        (z) To do all such other things as are incidental to or which the Company may think conducive with the above objects or any of them.

        The objects set forth in any sub-clause of this clause shall not be restrictively construed but the widest interpretation shall be given thereto, and they shall not, except when the context expressly so requires, be in any way limited to or restricted by reference to or inference from any other object or objects set forth in such sub-clause or from the terms of any other sub-clause or by the name of the Company. None of such sub-clauses or the object or objects therein specified or the powers thereby conferred shall be deemed subsidiary or ancillary to the objects or powers mentioned in any other sub-clause, but the Company shall have full power to exercise all or any of the powers and to achieve or to endeavour to achieve all or any of the objects conferred by and provided in any one or more of the said sub-clauses.

5.      The liability of the members is limited.

6. The share capital of the Company is Pound Sterling 2,000,000 divided into 100,000,000 Ordinary Shares of 2 pence each.*



--------

* On 2nd June 1992 the authorised share capital of the Company was increased to pound sterling 800,000 by the creation of 6,000,000 Ordinary Shares of 2p each.

        On 7th July 1994 the authorised share capital of the Company was increased to pound sterling 920,000 by the creation of 6,000,000 Ordinary Shares of 2p each.

        On 24th May 1996 the authorised share capital of the Company was increased to pound sterling 1,415,000 by the creation of an additional 24,750,000 Ordinary Shares of 2p each.

        On 11th May 1998 the authorised share capital of the Company was increased to pound sterling 2,000,000 by the creation of 29,250,000 Ordinary Shares of 2p each.

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WE the subscribers to this Memorandum of Association, wish to be formed into a
Company pursuant to this Memorandum; and we agree to take the number of shares shown opposite our respective names.

Name and Addresses of subscribers           Number of shares

For and on behalf of                        One
INSTANT COMPANIES LIMITED
2 Baches Street
London N1 6UB




For and on behalf of                        One
SWIFT INCORPORATIONS LIMITED
2 Baches Street
London N1 6UB




               Total Shares Taken:          Two

Dated:-  3rd January 1990

Witness to the above signatures:-           Terry Jayne
                                            2 Baches Street
                                            London N1 6UB



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                             THE COMPANIES ACT 1985

                        PUBLIC COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION

                   (AS ADOPTED BY SPECIAL RESOLUTION PASSED ON
                 14TH MAY 1990 AND AS AMENDED ON 7TH JULY 1994)

                                       OF

                            PROTEUS INTERNATIONAL PLC

                              PART I - PRELIMINARY

INTERPRETATION

1. The headings hereto shall not affect the construction hereof, and in these Articles unless there be something in the subject or context inconsistent therewith:-

"the Act"               means the Companies Act 1985 and every statutory
                        modification or re-enactment thereof for the time being in force.

"these Articles"        means these Articles of Association or other articles of
                        association of the Company from time to time in force.

"the Directors"         means the Directors for the time being of the Company.

"the Auditors"          means the Auditors for the time being of the Company.

"the Office"            means the registered office for the time being of the
                        Company.

"the Register"          means the Register of Members to be kept pursuant to
                        Section 352 of the Act.

"Month"                 means calendar month.

"Dividend"              includes bonus.

"Paid-up"               includes credited as paid up.

"The Stock Exchange"    means the International Stock Exchange of the United
                        Kingdom and the Republic of Ireland Limited.

"Secretary"             includes an assistant or deputy secretary, and any
                        person appointed by the Directors to perform the duties of the Secretary.

"In writing" "and"      includes printing, lithography, and other modes of
"written"               representing and reproducing words in a visible form.



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Words importing the singular number only include the plural number and vice versa.

Words importing the masculine gender only include the feminine gender.

Words importing persons include corporations.

Words and expressions defined in the Act shall, unless the context otherwise requires, have the same meanings in these Articles.

TABLE "A" NOT TO APPLY

2. None of the regulations contained in Table "A" in the Schedule to the Companies (Tables A to F) Regulations 1985 as amended shall apply to the Company except so far as embodied in any of the following Articles, which shall be the regulations for the management of the Company.

                             PART II - SHARE CAPITAL

3. The capital of the Company at the date of adoption of these Articles as the articles of association of the Company is Pound Sterling 680,000 divided into 34,000,000 Ordinary Shares of 2 pence each.*

ALLOTMENT OF SHARES

4. Subject to the authority of the Company in General meeting required by the Act, the Directors shall have unconditional authority to allot, grant options over, offer or otherwise deal with or dispose of any shares of the Company to such persons, at such times and generally on such terms and conditions as the directors may determine.

SHARES MAY BE ISSUED SUBJECT TO DIFFERENT CONDITIONS AS TO CALLS

5. The Directors may make arrangements on the issue of shares to a difference between the holders of such shares in the amount of Calls to be paid and the time of payment of such Calls.

---------------

* On 2nd June 1992 the authorised share capital of the Company was increased to pound sterling 800,000 by the creation of 6,000,000 Ordinary Shares of 2p each.

        On 7th July 1994 the authorised share capital of the Company was increased to pound sterling 920,000 by the creation of 6,000,000 Ordinary Shares of 2p each.

        On 24th May 1996 the authorised share capital of the Company was increased to pound sterling 1,415,000 by the creation of an additional 24,750,000 Ordinary Shares of 2p each.

        On 11th May 1998 the authorised share capital of the Company was increased to pound sterling 2,000,000 by the creation of 29,250,000 Ordinary Shares of 2p each.



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INSTALMENTS ON SHARES TO BE DULY PAID

6. If by the conditions of allotment of any shares the whole or part of the issue price thereof shall be payable by instalments, every such instalment shall, when due, be paid to the Company by the person who for the time being shall be the registered holder of the share.

LIABILITY OF JOINT HOLDERS OF SHARES

7. The joint holders of a share shall be severally as well as jointly liable for payment of all instalments and Calls in respect of such share and any one of such persons may give an effectual receipt for any return of capital payable in respect of such share.

PAYMENT OF COMMISSION

8. In addition to all other powers of paying commissions, the Company may exercise the powers conferred by the Act of paying commissions to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company. Such commission may be satisfied by payment of cash or (with the sanction of an Ordinary Resolution of the Company) the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

TRUSTS NOT RECOGNISED

9. Save as herein otherwise provided or as by the Act otherwise required the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and accordingly shall not except as ordered by a Court of competent jurisdiction or by law required be bound to recognise any equitable, contingent, future, partial or other claim to or interest in any share on the part of any other person.

                                  CERTIFICATES

CERTIFICATES

10. The certificates of title to shares shall be issued under the Company Seal of the Company or under the Official Seal kept by the Company by virtue of Section 40 of the Act.

MEMBERS RIGHT TO CERTIFICATES

11 Every Member (except a Stock Exchange nominee in respect of whom the Company is not required by law to complete and have ready a certificate) shall be entitled within the time specified by the Act and without payment to one certificate for all the shares registered in his name, or in the case of shares of more than one class being, registered in his name, to a separate certificate for each class of shares so registered, and where a Member transfers part of the shares of any



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        class registered in his name he shall be entitled without payment to one certificate for the balance of shares retained by him and registered in his name. Every such certificate of shares shall specify the number and class and the distinguishing numbers (if any) of the shares in respect of which it is issued and the amount paid up thereon. If any member shall require additional certificates he shall pay for each additional certificate such sum (if any) not exceeding 5p as the Directors shall determine

AS TO ISSUE OF A NEW CERTIFICATE IN PLACE OF ONE DEFACED, LOST OR DESTROYED

12. If any certificate be worn out or defaced then upon delivery thereof to the Directors they may order the same to be cancelled, and may issue a new certificate in lieu thereof, and if any certificate be lost or destroyed, then, upon proof thereof to the satisfaction of the Directors and on such indemnity with or without security as the Directors deem adequate being given, a new certificate in lieu thereof shall be given to the party entitled to such lost or destroyed certificate.

COSTS

13 Every certificate issued under the last preceding Article shall be issued without payment, but there shall be paid to the Company a sum equal to any exceptional expenses incurred by the Company of preparing any such indemnity and security as is referred to in that Article.

TO WHICH OF THE JOINT HOLDERS CERTIFICATES TO BE ISSUED

14. The Company shall not be bound to issue more than one certificate in respect of shares registered in the names of two or more persons and such certificate shall be delivered to the person first named on the Register in respect of such shares.

                                 CALLS ON SHARES

CALLS

15. The Directors may, subject to the terms of allotment thereof, from time to time make such Calls as they think fit upon the Members in respect of all moneys unpaid on the shares held by them respectively provided that fourteen days' notice at least be given of each Call and each Member shall pay the amount of each Call so made on him to the person and at the time and place specified by the Directors in the said notice.

MAY BE PAYABLE BY INSTALMENTS ETC

16. A Call may be made payable by instalments and may, at any time before receipt by the Company of a sum due thereunder, be either revoked or postponed in whole or in part.

WHEN CALL DEEMED TO HAVE BEEN MADE

17. A Call shall be deemed to have been made at the time when the resolution of the Directors authorising such Call was passed.



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18.     If by the terms of any prospectus or by the conditions of allotment any amount is payable in respect of any shares by instalments, every such instalment shall be payable as if it were a Call duly made by the Directors of which due notice had been given.

WHEN INTEREST ON CALLS OR INSTALMENT PAYABLE

19. If the sum payable in respect of any Call or instalment be not paid on or before the day appointed for payment thereof, the holder for the time being of the share in respect of which the Call shall have been made, or the instalment shall be due, shall pay interest for the same at such rate as may be fixed by the terms of allotment of the share or, if no rate is fixed, at the appropriate rate (as defined by Section 107 of the Act) from the time appointed for payment thereto until the actual payment thereof, and shall not receive any dividend in respect of the amount unpaid.

PAYMENT OF CALLS IN ADVANCE

20. The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the money unpaid upon the shares held by him beyond the sums actually called up; and upon the money paid in advance, or so such thereof as from time to time exceeds the amount of the Calls then made upon the shares in respect of which such advance shall have been made, the Company may pay interest at such rate (not exceeding, without the sanction of the Company given by Ordinary Resolution, the appropriate rate aforesaid) as the Member paying such sum in advance and the Directors agree upon.

SUMS DUE ON ALLOTMENT TO BE TREATED AS CALLS

21. Any sum which by or pursuant to the terms of allotment of a share becomes payable on allotment or at any fixed date. whether on account of the nominal value of the share or by way of premium, shall for the purposes of these Articles be deemed to be a Call duly made and payable on the date on which by or pursuant to the terms of allotment the same becomes payable and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a Call duly made and notified.

                               FORFEITURE AND LIEN

IF CALL OR INSTALMENTS NOT PAID NOTICE MAY BE GIVEN

22. If any Member fails to pay any Call or instalment on or before the day appointed for the payment of the same, the Directors may at any time thereafter during such time as the Call or instalment or any part thereof remains unpaid, serve a notice on such Member requiring him to pay the same, together with any interest that may have accrued thereon and all expenses incurred by the Company by reason of such non-payment.



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FORM OF NOTICE

23. The notice shall name a day (not being less than fourteen days from the date of the notice) and a place on and at which such Call or instalment and such interest and expenses as aforesaid are to be paid. The notice shall also state that in the event of non-payment at or before the time and at the place appointed, the shares in respect of which the Call was made or instalment is payable will be liable to be forfeited.

IF NOTICE NOT COMPLIED WITH SHARES MAY BE FORFEITED

24. If the requirements of any such notice as aforesaid be not complied with. any shares in respect of which such notice shall have been given may at any time thereafter, and before payment of all Calls or instalments, interest and expenses due in respect thereof, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture. The Directors may accept the surrender of any share liable to be forfeited hereunder and in such case references in these Articles to forfeiture shall include surrender.

FORFEITED SHARES TO BECOME THE PROPERTY OF COMPANY

25. When any Share has been forfeited notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share; but no forfeiture shall be in any manner invalidated by an omission or neglect to give notice as aforesaid. Any share so forfeited shall be deemed to be the property of the Company, no voting rights shall be exercised in respect thereof and the Directors may within three years of such forfeiture sell, re-allot, or otherwise dispose of the same in such manner as they think fit either to the person who was before the forfeiture the holder thereof, or to any other person, and either with or without any past or accruing dividends, and in the case of re-allotment, with or without any money paid thereon by the former holder being credited as paid up thereon. Any share not disposed of in accordance with the foregoing with a period of three years from the date of its forfeiture shall thereupon be cancelled in accordance with the provisions of the Act.

POWER TO ANNUL FORFEITURE

26. The Directors may at any time, before any share so forfeited shall have been cancelled or sold, re-allotted or otherwise disposed of, annul the forfeiture upon such conditions as they think fit.

ARREARS TO BE PAID NOTWITHSTANDING FORFEITURE

27. Any Member whose shares have been forfeited shall thereupon cease to be a member in respect of such shares but shall notwithstanding be liable to pay, and shall forthwith pay to the Company all Calls, instalments, interest, and expenses owing upon or in respect of such shares at the time of forfeiture together with interest thereon, from the time of forfeiture until payment, at such rate as may be fixed by the terms of allotment of the shares or, if no rate is so fixed, at the



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        appropriate rate aforesaid, and the Directors may enforce payment thereof if they think fit.

COMPANY'S LIEN ON SHARES

28. The Company shall have a first and paramount lien upon all the shares, other than fully paid-up shares, registered in the name of each Member (whether solely or jointly with other persons) for any amount payable in respect of such shares, whether the period for payment thereof shall have actually arrived or not and such lien shall apply to all dividends from time to time declared or other moneys payable in respect of such shares. Unless otherwise agreed, the registration of a transfer of a share shall operate as a waiver of the Company's lien, if any, on such share.

AS TO ENFORCING LIEN BY SALE

29. For the purpose of enforcing such lien, the Directors may sell the shares subject thereto, in such manner as they think fit, but no such sale shall be made until such period as aforesaid shall have arrived and until notice in writing stating, and demanding payment of, the sum payable and giving notice of the intention to sell in default of such payment shall have been served on such Member and default shall have been made by him in the payment of such amounts payable for seven days after such notice.

APPLICATION OF PROCEEDS OF SALE

30. The net proceeds of any such sale, after payment of the costs thereof, shall be applied in or towards satisfaction of such part of the amount in respect of which the lien exists as is presently payable. The residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the Member or the person (if any) entitled by transmission to the shares.

VALIDITY OF SALE AFTER FORFEITURE OR FOR ENFORCING LIEN

31. Upon any sale or re-allotment after forfeiture or upon any sale for enforcing any lien in purported exercise of the powers hereinbefore given, the Directors may in the case of a sale nominate some person to execute a transfer of the shares sold in the name and on behalf of the registered holder or his executors or administrators and may in any case cause the name of the purchaser or allottee to be entered in the Register in respect of the shares sold or re-allotted, and the purchaser or allottee shall not be bound to see to the regularity of the proceedings or to the application of the purchase or subscription money, and after his name has been entered in the Register in respect of such shares the validity of the sale or forfeiture shall not be impeached by any person and the remedy of any person aggrieved by the sale or forfeiture shall be in damages only and against the Company exclusively.

                               TRANSFER OF SHARES

FORM OF TRANSFER

32. The instrument of transfer of any share in the Company shall be in the usual common form or in such other form as shall be approved by the Directors, and shall be signed by or on behalf of the transferor and (in the case of a transfer of a partly paid share) by the transferee and the transferor shall be deemed to remain the holder of such share until the name of the transferee is entered in the Register in respect thereof, and when registered the instrument of transfer shall be retained by the Company.

RESTRAINT ON TRANSFER

33. The Directors may, in their absolute discretion and without assigning any further reason therefor, refuse to register any share transfer unless:-

        (i)     it is in respect of a fully paid share;

        (ii) it is in respect of a share on which the Company does not have a lien;

        (iii)   it is in respect of only one class of shares;

        (iv) it is in favour of not more than four joint holders as transferees; or

        (v) the conditions referred to in the next succeeding Article have been satisfied in respect thereof, provided that where any shares which are not fully paid are admitted to the official list of the Stock Exchange, the discretion referred to in this article in respect of shares which are not fully paid shall not be exercised in such a way as to prevent dealings in the shares in that class from taking place on an open and proper basis.

REGISTRATION OF TRANSFER

34. Every instrument of transfer must be left at the Office, or at such other place as the Directors may from time to time determine, to be registered, accompanied by the certificate of the shares comprised therein, and such evidence as the Directors may reasonably require to prove the title of the transferor, and the due execution by him of the transfer or, if the transfer is executed by some other person on his behalf the authority of that person so to do and thereupon the Directors, subject to the power vested in them by the last preceding Article, shall register the transferee as the holder.

FEES ON REGISTRATION

35. No fee shall be payable for registering any transfer, probate, letters of administration, certificate of marriage or death, power of attorney, or other document relating to or affecting the title to any shares or the right to transfer the same.

SUSPENSION OF REGISTRATION AND CLOSING OF REGISTER

36. The registration of transfers may be suspended at such times and for such period as the Directors may from time to time determine and either generally or in respect of any class of shares provided that the Register shall not be closed for more than thirty days in any year.

LOCATION OF INSTRUMENTS OF TRANSFER

37.     All instruments of transfer which are registered shall, subject to
        Article 156(iii), be retained by the Company, but any instrument of transfer which the Directors may refuse to register shall (except in the case of fraud) be returned to the person depositing the same.

                             TRANSMISSION OF SHARES

REPRESENTATIVES OF INTEREST OF DECEASED MEMBERS

38. The executors or administrators of a deceased Member (not being one of two or more joint holders) shall be the only persons recognised by the Company as having any title to shares held by him alone; but in the case of shares held by more than one person, the survivor or survivors only shall be recognised by the Company as being entitled to such shares.

EVIDENCE IN CASE OF DEATH OR BANKRUPTCY

39. Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may, upon such evidence being produced as may be required by the Directors, elect in writing either to be registered as a member (in respect of which registration no fee shall be payable) by giving notice in writing to that effect or, without being so registered, execute a transfer to some other person who shall be registered as a transferee of such share and the execution of such a transfer shall signify his election as aforesaid, but the Directors shall in either case have the like power of declining or refusing to register such transfer as is provided with respect to ordinary transfers. The Directors may at any time give notice requiring any such person to elect as aforesaid and if such notice is not complied with within sixty days the Directors may thereafter withhold payment of all dividends and other moneys payable in respect of such share until compliance therewith.

RIGHTS AS TO DIVIDENDS AND VOTING

40. Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the shares, except that he shall not, unless and until he is registered as a member in respect of the share, be entitled in respect of it to receive notices of or to exercise any rights conferred by membership in relation to meetings of the Company.

                    CONSOLIDATION AND SUB-DIVISION OF SHARES

CONSOLIDATION

41. The Company may by Ordinary Resolution consolidate its shares, or any of them, into shares of a larger amount.

SUB-DIVISION

42. The Company may be Ordinary Resolution sub-divide its shares, or any of them, into shares of a smaller amount, and may by such resolution determine that, as between the holders of the shares resulting from such sub-division, one or more of such shares shall have some preferred or other advantage as regards dividend, capital, voting or otherwise over or shall have such deferred rights or be subject to such restrictions as compared with the other or others as the Company has power to attach to shares upon the allotment thereof.

FRACTIONS

43. Subject to any direction by the Company in General Meeting, whenever as the result of any consolidation or sub-division of shares Members of the Company are entitled to any issued shares of the Company in fractions, the Directors may deal with such fractions as they shall determine and in particular may sell the shares to which Members are so entitled in fractions for the best price reasonably obtainable and pay and distribute to and amongst the Members entitled to such shares in due proportions the net proceeds of the sale thereof. For the purpose of giving effect to any such sale the Directors may nominate some person to execute a transfer of the shares sold on behalf of the Members so entitled to the purchaser thereof and may cause the name of the purchaser to be entered in the Register as the holder of the Shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

CONVERSION OF SHARES INTO STOCK

PAID UP SHARES CONVERTIBLE INTO STOCK

44. The Company may by Ordinary Resolution convert any fully paid up shares into stock of the same class as the shares which shall be so converted, and reconvert such stock into fully paid up shares of the same class and of any denomination.

TRANSFER OF STOCK

45. When any shares have been converted into stock, the several holders of such stock may thenceforth transfer their respective interests therein, or any part of such interests, in the same manner and subject to the same regulations as and subject to which any shares in the capital of the Company may be transferred, or as near thereto as the circumstances admit, but the Directors may from time to time fix the minimum amount of stock transferable (which minimum shall not exceed the nominal amount of the shares from which the stock arose), and direct that fractions of that minimum shall not be transferred, but with power at their discretion to waive such rules in any particular case.

PRIVILEGE OF STOCKHOLDERS

46. The several holders of such stock shall be entitled to participate in the dividends and profits of the Company according to the class of stock and the amount of their respective interests in such stock, and such interests shall, in proportion to the amount thereof, confer on the holders thereof respectively the same privileges and advantages for the purpose of voting at meetings of the Company and for other purposes as would have been conferred by shares of the same class of equal amount in the capital of the Company, but so that none of such privileges or advantages, except the participation in the dividends and profits of the Company and in the assets of the Company on a winding-up shall be conferred by any such amounts of stock as would not, if existing in the shares, have conferred such privileges or advantages.

DEFINITIONS

47. All such provisions of these Articles relating to shares as are applicable to fully paid-up shares shall apply to stock, an in all such provisions the words "shares" and "shareholder" shall include "stock" and "stockholder". No such conversion shall affect or prejudice any preference or other special privilege.

                        INCREASE OR REDUCTION OF CAPITAL

INCREASE OF CAPITAL

48. The Company may, from time to time, by Ordinary Resolution, increase the capital by the creation of new shares such increase to be of such aggregate amount and to be divided into shares of such respective amounts as the resolution may prescribe. Subject to such privileges, priorities, or conditions as are or may be attached thereto, all new shares shall be subject to the same provisions in all respects as if they had been part of the original capital.

POWER TO ATTACH RIGHTS AND ISSUE REDEEMABLE SHARES

49. Any new shares in the capital of the Company may be allotted with such preferential right to dividend and such priority in the distribution of assets, or subject to such postponement of dividends or in the distribution of assets, and with or subject to such preferential or limited or qualified right of voting at General Meetings as the Company may from time to time by Ordinary Resolution determine, or, if no such determination be made, as the Directors shall determine, but so that the rights attached to any issued shares as a class shall not be varied except with the consent of the holders thereof duly given under the provisions of these Articles. Subject as aforesaid any shares in the capital of the Company may be issued on the terms that they are, or, at the option of the Company, are to be liable to be redeemed.

REDUCTION OF CAPITAL AND PURCHASE OF OWN SHARES

50.    (a)      The Company may from time to time by Special Resolution
                reduce its share capital, any capital redemption reserve fund and any share premium account in any manner authorised by law.
                The Company may
                also by Ordinary Resolution cancel any shares not taken or agreed to be taken by any person and diminish the amount of its share capital by the nominal value of the shares so cancelled.

        (b) The Company may purchase its own shares (including any redeemable shares) provided that if at the relevant date proposed for approval of the proposed purchase there shall be in issue any shares of a class entitling the holders thereof to convert into Ordinary Shares in the capital of the Company then no such purchase shall take place unless it has been sanctioned by an extraordinary resolution passed at a separate class meeting (or meetings if there is more than one class) of the holders of any such class of convertible shares.

                           PART III - GENERAL MEETINGS

ANNUAL GENERAL MEETING

51. Annual General Meetings shall be held at such time and place as may be determined by the Directors.

EXTRAORDINARY GENERAL MEETING

52. All General Meetings of the Company other than Annual General Meetings shall be called Extraordinary General Meetings.

WHEN EXTRAORDINARY GENERAL MEETING TO BE CALLED

53. The Directors may, whenever they think fit, convene an Extraordinary General Meeting of the Company, and Extraordinary General Meetings shall also be convened on such requisition or in default may be convened by such requisitionists as provided by the Act. Any meeting convened under this Article by requisitionists shall be convened in the same manner as nearly as possible as that in which meetings are to be convened by the Directors.

NOTICE OF MEETINGS

54. An Annual General Meeting and an Extraordinary General Meeting called for the passing of a Special Resolution shall be called by not less than twenty-one days notice in writing, and all other Extraordinary General Meetings of the Company shall be called by not less than fourteen days' notice in writing. The notice shall be exclusive of the day of which it is served or deemed to be served and of the day for which it is given and shall specify the place, the day and hour of meeting, and in case of special business the general nature of such business. The notice shall be given to the Members, other than such as, under the provisions of these Articles or the terms of issue of the shares they hold, are not entitled to receive notice from the Company, to the Directors and to the Auditors. A notice calling an Annual General Meeting shall specify the meeting as such and the notice convening a meeting to pass a Special Resolution or an Extraordinary Resolution as the case may be shall specify the intention to propose the Resolution as such.

MEETINGS AT SHORT NOTICE

55. A General Meeting shall, notwithstanding that it is called by shorter notice than that specified in the immediately preceding Article, be deemed to have been duly called if it is so agreed by such Members as are prescribed in that behalf by the Act.

PROXIES

56. In every notice calling a meeting of the Company or any class of the Members of the Company there shall appear with reasonable prominence a statement that a Member entitled to attend and vote is entitled to appoint one or more proxies to attend and, on a poll, vote instead of him, and that a proxy need not also be a Member.

OMISSION TO SEND NOTICE

57. The accidental omission to send a notice to or the non-receipt of any notice by any Member or any Director or the Auditors shall not invalidate the proceedings at any General Meeting.

BUSINESS OF ANNUAL GENERAL MEETING

58. The business of an Annual General Meeting shall be to receive and consider the profit and loss account, the balance sheet and reports of the Directors and of the Auditors, and the document required by law to be annexed to the Balance Sheet, to elect Directors and officers in the place of those retiring by rotation or otherwise or ceasing to hold office pursuant to Article 87 and to fix their remuneration if required, to declare dividends, to appoint the Auditors (when Special Notice of the Resolution for such appointment is not required by the Act) and to fix, or determine the manner of the fixing of, their remuneration.

SPECIAL BUSINESS

59. All other business transacted at an Annual General Meeting and all business transacted at an Extraordinary General Meeting shall be deemed special.

SPECIAL NOTICE

60. Where by any provision contained in the Act special notice is required of a resolution, the resolution shall not be effective unless notice of the intention to move it has been given to the Company not less than twenty-eight days (or such shorter period as the Act permits) before the meeting at which it is moved, and the Company shall give to its Members, subject as in these Articles provided, notice of any such resolution as provided by the Act.

QUORUM

61. Subject to the provisions of Article 63 in respect of adjourned meetings, for all purposes the quorum for a General Meeting shall be not less than three Members present in person or by proxy and entitled to vote.

QUORUM TO BE PRESENT

62. No business shall be transacted at any General Meeting unless the quorum requisite shall be present when the meeting proceeds to business. The appointment of a Chairman in accordance with the provisions of these Articles shall not be treated as part of the business of the meeting.

PROCEEDING IF QUORUM NOT PRESENT

63. If within half an hour from the time appointed for the meeting a quorum be not present, the meeting, if convened by or upon the requisition of Members, shall be dissolved. If any other case it shall stand adjourned to such time (being not less than fourteen days nor more than twenty-eight days thence) and place as the Chairman shall appoint. At any such adjourned meeting the Member or Members present in person or by proxy and entitled to vote shall have power to decide upon all matters which could properly have been disposed of at the meeting from which the adjournment took place. The Company shall give not less than seven clear days' notice of any meeting adjourned for the want of a quorum and the notice shall state that the Member or Members present as aforesaid shall form a quorum.

CHAIRMAN

64. The Chairman (if any) of the Board of Directors shall preside as Chairman at every General Meeting of the Company. If there be no such Chairman, or if at any meeting he be not present within fifteen minutes after the time appointed for holding the meeting, or be unwilling to act, the Directors present shall select one of their number to be Chairman, and that failing, the Members present and entitled to vote shall choose someone of their number to be Chairman.

POWER TO ADJOURN

65. The Chairman may, with the consent of the meeting (and shall, if so directed by the meeting) adjourn any meeting from time to time or sine die and from place to place. No business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

WHEN NOTICE OF ADJOURNED MEETING TO BE GIVEN

66. Whenever a meeting is adjourned for twenty-eight days or more sine die, seven clear days notice in writing at the least specifying the place, the day and hour of the adjourned meeting shall be given to the Members subject as and in the manner herein mentioned, to the Directors and to the Auditors, but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Subject to Article 63 and save as aforesaid it shall not be necessary to give any notice of an adjournment.

HOW QUESTIONS TO BE DECIDED AT MEETINGS

67. At any General Meeting, a resolution put to the vote of the meeting shall be decided by a show of hands unless (before, or upon the declaration of the result of, the show of hands) a poll be duly demanded, in accordance with the provisions of these Articles, and unless a poll be so demanded a declaration by the Chairman that the resolution has been carried, or carried by a particular majority, or lost or not carried by a particular majority, and an entry to that effect in the book containing the minutes of proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

CASTING VOTE

68. In the case of an equality of votes the Chairman shall, both on a show of hands and at a poll, have a casting vote in addition to the votes to which he may be entitled as a Member.

WHO MAY DEMAND A POLL

69. A poll may be demanded upon any question by the Chairman or by not less than five Members present in person or by proxy and entitled to vote or by a Member or Members present in person or by proxy representing not less than one-tenth of the total voting rights of all the Members having the like right to vote at the meeting or by a Member or Members holding shares conferring a right to vote at the meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

POLL DEMANDED BY PROXY

70. A valid instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll, and for the purposes of the immediately preceding Article, a demand by a proxy for a Member or other persons entitled to vote shall be deemed to be a demand by that Member or other person.

HOW POLL TO BE TAKEN

71. Subject to the provisions of the next succeeding Article hereof, if a poll is demanded as aforesaid it shall be taken in such manner and at such time and place as the Chairman of the meeting directs, and either at once, or after an interval or adjournment (but not more than thirty day's after the date of the meeting or adjourned meeting at which the poll was demanded), and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand of a poll may be withdrawn. No notice need to be given of a poll not taken immediately.

IN WHAT CASES POLL TAKEN WITHOUT ADJOURNMENT

72. Any poll duly demanded on the election of a Chairman of a meeting or on any question of adjournment shall be taken at the meeting and without adjournment.

BUSINESS MAY PROCEED NOTWITHSTANDING DEMAND OF A POLL

73. The demand of a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

                                     VOTING

VOTES OF MEMBERS

74. Subject to any special terms as to voting upon which any shares may have been issued, or may for the time being be held, every Member present in person shall upon a show of hands have one vote and every Member present in person or by proxy shall upon a poll have one vote for every share held by him. A Member who is a patient within the meaning of the Mental Health Act 1983 may vote, whether on a show of hands or on a poll, by his receiver or curator bonis and such receiver or curator bonis may, on a poll, vote by proxy.

JOINT OWNERS

75. If two or more persons are jointly entitled to shares for the time being conferring a right to vote, any one of such persons may vote at any meeting, either personally or by proxy, in respect thereof as if he were solely entitled thereto, and if more than one of such joint holders be present at any meeting, either personally or by proxy, the Member whose names stands first on the Register as one of the holders of such shares, and no other, shall be entitled to vote in respect of the same.

WHEN MEMBERS NOT TO VOTE

76. No Member shall, unless the Directors otherwise determine, be entitled to be present or to vote, either in person or by proxy, at any General Meeting or upon any poll, or to exercise any privilege as a Member in relation to Meetings of the Company in respect of any shares held by him if either:

        (i) any Calls or other money's due and payable in respect of those shares remain unpaid; or

        (ii) a direction notice is in force by virtue of Article 162 of these Articles (default in complying with a notice under Section 212 of the Act)

VOTING PERSONALLY OR BY PROXY

77. On a poll votes may be given personally or by proxy and a Member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses the same way. The instrument appointing a proxy shall be in writing in the usual form, or such other form as shall be approved by the Directors, under the hand of the appointor or his duly constituted attorney; or if such appointor is a corporation, under its Common Seal or signed on its behalf by an attorney or a duly authorised officer of the corporation. A proxy need not be a Member of the Company. A Member may appoint more than one proxy to attend on the same occasion. Deposit of an instrument of proxy shall not preclude a Member from attending and voting in person at the meeting or any adjournment thereof.

AS TO DEPOSIT OF PROXY

78. The instrument appointing a proxy, together with the power of attorney (if any) under which it is signed, or a notarially certified copy thereof, shall be deposited at the Office or at such other place within the United Kingdom as is specified for that purpose in any instrument of proxy sent by the Company in relation to the meeting, not less than forty eight hours before the time for holding the meeting or adjourned meeting at which the person named in such instrument proposes to vote and in default such instrument shall not be treated as valid.

AS TO VALIDITY OF PROXY

79. An instrument appointing a proxy shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting to which it relates. No instrument of proxy shall be valid after the expiry of twelve months from the date of its execution.

WHEN VOTES BY PROXY VALID THROUGH AUTHORITY REVOKED

80. A vote given or poll demanded in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or incapacity of the principal or revocation of the instrument of proxy or the authority under which it was executed or transfer of the share in respect of which the vote is given provided no intimation in writing of the death, or incapacity, revocation or transfer shall have been received at the Office or such other place as is specified for depositing the instrument of proxy before the time for holding the meeting or adjourned meeting or the holding of a poll subsequently thereto at which such vote is given.

                               VARIATION OF RIGHTS

CONSENT TO VARIATION

81. If at any time the capital is divided into different classes of shares all or any of the rights or privileges attached to any class may be varied (a) in such manner (if any) as may be provided by such rights, or
        (b) in the absence of any such provisions either with the consent in writing of the holders of at least three-fourths of the nominal amount of the issued shares of that class or with the sanction of an Extraordinary Resolution passed at a separate meeting of the holders of the issued shares of that class, but not otherwise. The creation or issue of shares ranking pari passu with or subsequent to the shares of any class shall not (unless otherwise expressly provided by these Articles or the rights attached to such last mentioned shares as a class) be deemed to be a variation of the rights of such shares.

PROCEEDINGS AT MEETINGS OF CLASS OF MEMBERS

82. Any meeting for the purpose of the last preceding Article shall be convened and conducted in all respects as nearly as possible in the same way as an Extraordinary

        General Meeting of the Company, provided that no Member, not being a Director, shall be entitled to notice thereof or to attend thereat unless he be a holder of shares of the class the rights or privileges attached to which are intended to be varied or abrogated by the resolution, and that no vote shall be given except in respect of a share of that class, and that the quorum at any such meeting shall be two persons at least present holding or representing by proxy at least one-third in nominal value of the issued shares of the class, and at an adjourned meeting one person holding shares of the class in question or his proxy and that a poll may be demanded in writing by any Member present in person or by proxy and entitled to vote at the meeting.

                     PART IV - DIRECTORS AND OTHER OFFICERS

NUMBER OF DIRECTORS

83. Unless and until otherwise determined by the Company in General Meeting pursuant to Article 115 the number of Directors shall not be more than ten nor less than three. The continuing Directors may act notwithstanding any vacancy in their body, provided that if the number of the Directors be less than the prescribed minimum the remaining Director or Directors shall forthwith appoint an additional Director or additional Directors to make up such minimum or shall convene a General Meeting of the Company for the purpose of making such appointment. If there be no Director or Directors able or willing to act then any two Shareholders may summon a General Meeting for the purpose of appointing Directors. Any additional Director so appointed shall (subject to the provisions of these Articles) hold office only until the dissolution of the Annual General Meeting of the Company next following such appointment unless he is re-elected during such meeting and he shall not retire by rotation at such meeting or be taken into account in determining the rotation of retirement of Directors at such meeting.

REMUNERATION OF DIRECTORS

84. The Directors shall be paid out of the funds of the Company by way of fees for their services an aggregate sum not exceeding Pound
        Sterling 100,000 per annum or such other annual sum decided on by the Company in General Meeting. The Directors shall also receive by way of additional fees such further sums (if any) as the Company in General Meeting may from time to time determine. Such fees and additional fees shall be divided among the Directors in such proportion and manner as they may determine and in default of determination equally. The provisions of this Article shall not apply to the remuneration of any Managing Director or Executive Director which shall be determined pursuant to the provisions of Article 92 hereof.

TRAVELLING AND HOTEL EXPENSES AND SPECIAL REMUNERATIONS

85. The Directors shall be entitled to be repaid all reasonable travelling, hotel and other expenses incurred by them respectively in or about the performance of their duties as Directors including any expenses incurred in attending Meetings of the Board or of Committees of the Board or General Meetings and if in the opinion of the Directors it is desirable that any of their number should make any special journeys or perform any special services on behalf of the Company or its business such Director or Directors may be paid such reasonable additional remuneration and expenses therefor as the Directors may from time to time determine.

QUALIFICATION DIRECTORS ENTITLED TO ATTEND AT GENERAL MEETINGS AND SEPARATE GENERAL MEETINGS

86. A Director shall not require a share qualification. A Director shall be entitled to receive notice of and attend and speak at all General Meetings of the Company and at all Separate General Meetings of the holders of any class of shares in the capital of the Company.

DIRECTORS TO HAVE POWER TO FILL CASUAL VACANCIES

87. Without prejudice to the power of the Company pursuant to these Articles the Directors shall have power at any time to appoint any person either to fill a casual vacancy or as an addition to the Board, but so that the total number of Directors shall not exceed any maximum number fixed in accordance with these Articles. Subject to the provisions of these Articles, any Director so appointed shall hold office only until the dissolution of the Annual General Meeting of the Company next following such appointment unless he is re-elected during such meeting and he shall not retire by rotation at such meeting or be taken into account in determining the rotation of retirement of Directors at such meeting.

                               ALTERNATE DIRECTORS

APPOINTMENT AND REVOCATION

88. Any Director may by writing under his hand appoint (i) any other Director, or (ii) any other person who is approved by the Board of Directors as hereinafter provided to be his alternate; and every such alternate shall (subject to his giving to the Company an address within the United Kingdom at which notice may be served on him) be entitled to receive notices of all meetings of the Directors, and in the absence from the Board of the Director appointing him, to attend and vote at meetings of the Directors, and to exercise all the powers, rights, duties and authorities of the Director appointing him: provided always that no appointment of a person other than a Director shall be operative unless and until the approval of the Board of Directors by a majority consisting of two-thirds of the whole Board shall have been given. A Director may at any time revoke the appointment of an alternate appointed by him, and subject to such approval as aforesaid where requisite appoint another person in his place, and if a Director shall die or cease to hold the office of Director the appointment of his alternate shall thereupon cease and determine, provided always that if any Director retires but is re-elected at the meeting at which such retirement took effect, any appointment made by him pursuant to this Article which was in force immediately prior to his retirement shall continue to operate after his re-election as if he had not so retired. The appointment of an alternate Director shall cease and determine on the happening of any event which, if he was a Director, would render him legally disqualified from acting as a Director or if he has a receiving order made against him or if he compounds with his creditors generally or if he becomes of unsound mind. An alternate Director need not hold a share qualification and shall not be counted in reckoning the maximum number of Directors allowed by the Articles of Association for the time being. A Director acting as alternate shall have an additional vote at meetings of Directors for each Director for whim he acts as alternate but he shall count as only one for the purpose of determining whether a quorum be present.

ALTERNATE TO BE RESPONSIBLE FOR HIS OWN ACTS, ETC
REMUNERATION OF ALTERNATE

89. Every person acting as an alternative Director shall be an officer of the Company, and shall alone be responsible to the Company for his own acts and defaults, and he shall not be deemed to be the agent of or for the Director appointing him. An Alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions to the same extent as if he was a Director. The remuneration of any such alternate Director shall be payable out of the remuneration payable to the Director appointing him, and shall consist of such portion of the last-mentioned remuneration as shall be agreed between the alternate and the Director appointing him.

                        MANAGING AND EXECUTIVE DIRECTORS

APPOINTMENT

90. The Director may from time to time appoint one or more of their body to be Managing Director or Joint Managing Directors of the Company or to hold such other Executive Office in relation to the management of the business of the Company as they may decide either for a fixed term or without any limitation as to the period for which he is or they are to hold such office and may, from time to time (subject to the provisions of any service contract between him and the Company and without prejudice to any claim for damages he may have for breach of any such service contract), remove or dismiss him or them from such office and appoint another or others in his or their place or places.

MANAGING DIRECTOR NOT TO RETIRE BY ROTATION

91. A Managing Director or such Executive Director shall not while he continues to hold that office be subject to retirement by rotation and he shall not be taken into account in determining the rotation of retirement of Directors, but he shall (subject to the provisions of Article 108(i) hereof and without prejudice to any claim for damages any such Managing Director or Executive Director may have for breach of any service contract between him and the Company) be subject to the same provisions as to removal and as to vacation of office as the other Directors of the Company, and if he ceases to hold the office of Director from any cause he shall ipso facto immediately (but without prejudice as aforesaid) cease to be a Managing Director or such Executive Director.

REMUNERATION

92. The salary or remuneration of any Managing Director or such Executive Director of the Company shall, subject as provided in any contract, be such as the Directors may from time to time determine, and may either be a fixed sum of money, or may altogether or in part be governed by the business done or profits made, or may include the making of provisions for the payment to him, his widow or other dependants, of a pension on retirement from the office or employment to which he is appointed or for the participation in pension and life assurance benefits, or may be upon such other terms as the Directors determine.

POWERS

93. The Directors may from time to time entrust to and confer upon a Managing Director or such Executive Director for the time being such of the powers exercisable under these Articles by the Directors, other than power to make calls or forfeit shares, as they may think fit, and may confer such powers for such time, and to be exercised for such objects and purposes, and upon such terms and conditions, and with such restrictions as they may think expedient; and they may confer such powers either collaterally with or to the exclusion of and in substitution for all or any of the powers of the Directors in that behalf and may from time to time revoke, withdraw, alter or vary all or any of such powers.

                         POWERS AND DUTIES OF DIRECTORS

DIRECTORS TO HAVE ENTIRE SUPERINTENDENCE AND CONTROL OF BUSINESS OF COMPANY

94. The business of the Company shall be managed by the Directors who in addition to the powers and authorities by these Articles or otherwise expressly conferred upon them may exercise all such powers, and do all such acts and things as may be exercised or done by the Company, and as are not by the Act or by these Articles required to be exercised or done by the Company in General Meeting, subject nevertheless to such directions (being not inconsistent with any regulations of these Articles or the provisions of the Act) as may be given by the Company in General Meeting. Provided that no direction given by the Company in General Meeting shall invalidate any prior act of the Directors, which would have been valid if such direction had not been given and the provisions contained in these Articles as to any specific power of the Directors shall not be deemed to abridge the general powers hereby given.

POWERS TO AWARD PENSIONS

95. The Directors may exercise all the powers of the Company to give or award pensions, annuities, gratuities and superannuation or other allowance or benefits to any persons who are or have at any time been Directors of or employed by or in the service of the Company or of any company which is a subsidiary company of or allied or associated with the Company or any such subsidiary and to the wives, widows, children and other relatives and dependants of any such persons and may establish, maintain, support, subscribe to and contribute to all kinds of Schemes, Trusts and Funds for the benefit of such persons as are hereinbefore referred to or any of them or any class of them, and so that any Director shall be entitled to receive and retain for his own benefit any such pension, annuity, gratuity, allowance or other benefit (whether under any such fund or scheme or otherwise).

DIRECTORS' INTERESTS

96.     (A)     A Director may hold any other office or place of profit
                under the Company except that of Auditor in conjunction with the office of the Director and may act by himself or through his firm in a professional capacity to the Company, and in any such case on such terms as to remuneration and otherwise as the Directors may arrange. Any such remuneration shall be in addition to any remuneration provided for by any other Article.
                No Director shall be disqualified by his office from entering into any contract, arrangement, transaction or proposal with the Company either in regard to such other office or place of profit or as vendor, purchaser or otherwise. No contract, arrangement, transaction or proposal entered into by or on behalf of the Company in which any Director or person connected with him is in any way interested, whether directly or indirectly, shall be avoided, nor shall any Director who enters into any such contract, arrangement, transaction or proposal or who is so interested be liable to account to the Company for any profit realised by any such contract, arrangement, transaction or proposal by reason of such Director holding that office or of the fiduciary relation thereby established but the nature of his interest shall be disclosed by him in accordance with the provision of the Act.

        (B) Save as herein provided, a Director shall not vote in respect of any contract, arrangement, transaction or any other proposal whatsoever in which he has any material interest otherwise than by virtue of his interests in shares or debentures or securities of or otherwise in or through the Company. A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

        (C) A Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:

                (i) the giving of any security or indemnity to him in respect of money lent or obligations incurred by him at the request of or for the benefit of the company or any of its subsidiaries;

                (ii) the giving of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

                (iii) any proposal concerning an offer of share or debentures or other securities of or by the Company or any of its subsidiaries for subscription or purchase in which offer he is or is to be interested as a participant in the underwriting or sub-underwriting thereof;

                (iv) any contract, arrangement, transaction or other proposal concerning any other company in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever provided that he is not the holder of or beneficially interested in one per cent or more of any class of the equity share capital of such company (or of a third company through which his interest is derived) or of the voting rights available to members of the relevant company (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances);

                (v) any contract, arrangement, transaction or other proposal concerning the adoption, modification or operation of a superannuation fund or retirement benefits scheme under which he may benefit and which either relates to both employees and Directors of the Company or has been approved by or is subject to and conditional upon approval by the Board of Inland Revenue for taxation purposes and does not accord to any Director as such any privilege or advantage not accorded to the employees to which such scheme or fund relates;

                (vi) any contract, arrangement, transaction or proposal concerning the adoption, modification or operation of any scheme for enabling employees including full time Executive Directors of the Company and/or any subsidiary to acquire shares of the Company or any arrangement for the benefit of employees of the Company or any of its subsidiaries under which the Director benefits in a similar manner to employees; and

                (vii) any contract, arrangement, transaction or other proposal concerning the effecting, taking out or maintenance of any, or the variation of any terms relating to any policies of insurance against any liability (as referred to in Section 310(1) of the Act) of any Director, Auditor or other officer of the Company or any subsidiary of the Company as defined in Section 736 of the Act.

        (D) A Director shall not vote or be counted in the quorum on any resolution concerning his own appointment as the holder of any office or place of profit with the Company or any company in which the Company is interested including fixing or varying the terms of his appointment or the termination thereof.

        (E) Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employment with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned (if not debarred from voting under paragraph (C) (iv) of this Article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

        (F) If any question shall arise at any meeting as to the materiality of a Director's interest or as to the entitlement of any Director to vote and such question if not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the Chairman of the meeting and his ruling in relation to any other Director shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fully disclosed.

        (G) The Company may by Ordinary Resolution suspend or relax the provisions of this Article to any extent or ratify any transaction not duly authorised by reason of a contravention of this Article.

        (H) For the purpose of this Article an interest of a person who is for the purpose of the Act connected with a Director shall be treated as an interest of the Director and in relation to an alternate an interest of his appointor shall be treated as an interest of the alternate.

EXERCISE OF VOTING POWERS

97. The Directors may exercise the voting power conferred by the shares in any other company held or owned by the Company or exercisable by them as directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors or other officers or servants of such company or voting or providing for the payment of remuneration to such officers or servants).

DIRECTORS MAY JOIN BOARD OF OTHER COMPANIES

98. A Director of the Company may continue to be or become a Director or other officer, servant or member of any company promoted by the Company or in which it may be interested as a vendor, shareholder, or otherwise, and no such Director shall be accountable for any remuneration or other benefits derived as director or other officer, servant or member of such company.

OVERSEAS BRANCH REGISTER

99. The Directors may exercise the powers conferred upon the Company by Sections 362 of the Act with regard to the keeping of an Overseas Branch Register and the Directors may (subject to the provisions of that Section) make and vary such regulations as they may think fit respecting the keeping of any such register.

INFORMATION RE "CLOSE COMPANIES"

100. The Directors may at any time require any corporate Member to furnish any information, supported (if the Directors so require) by a statutory declaration, which they may consider necessary for the purpose of determining whether or not such Member is one to which Section 422 of or
        Schedule 19 to the Income and

        Corporation Taxes Act 1988 (or any statutory modification or re-enactment thereof for the time being in force) applied.

                                    PRESIDENT

PRESIDENT

101. The Directors may from time to time appoint a President of the Company (who need not be a Director of the Company) and may determine his duties and remuneration and the period for which he is to hold office.

                                LOCAL MANAGEMENT

LOCAL MANAGEMENT

102. The Directors may from time to time provide for the management and transaction of the affairs of the Company in any specified locality, whether at home or abroad, in such manner as they think fit, and the provisions contained in the three next following sub-clauses shall be without prejudice to the general powers conferred by this Article.

LOCAL BOARD
DELEGATION

(i) The Directors from time to time, and at any time, may establish any Local Board or agencies for managing any of the affairs of the Company in any such specified locality, and may appoint any persons to be Members of such Local Board, or any managers or agents, and may fix their remuneration. And the Directors from time to time, and at any time, may delegate to any person so appointed any of the powers, authorities, and discretions for the time being vested in the Directors, other than the power of making Calls, and may authorise the Members for the time being of any such Local Board, or any of them, to fill up the vacancies therein, and to act notwithstanding vacancies; and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit, and the Directors may at any time remove any person so appointed, and may annul or vary any such delegation.

POWERS OF ATTORNEY

(ii) The Directors may at any time and from time to time by power of attorney under the Seal of the Company, appoint any person or persons to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these presents), and for such period and subject to such conditions as the Directors may from time to time think fit; and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney or attorneys as the Directors may think fit.

SUB-DELEGATION

(iii) Any such delegates or attorneys as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in them.

                                BORROWING POWERS

POWER TO RAISE MONEY

103. (A) The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings, property and uncalled capital, or any part thereof, and to issue debentures and other securities. The Directors shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiaries so as to secure (as regards subsidiaries so far as by such exercise they can secure) that the aggregate amount at any one time owing by the Group (being the Company and all its subsidiaries) in respect of moneys borrowed exclusive of moneys borrowed by the Company or any of its subsidiaries from any other of such companies shall not at any time, without the previous sanction of the Company in General Meeting exceed a sum equal to three times the aggregate of:-

        (i) the nominal capital of the Company for the time being issued and paid up; and

        (ii) the amounts standing to the credit of the consolidated reserves of the Company and its subsidiaries whether distributable or undistributable and including (without limitation) share premium amount, capital redemption reserve and profit and loss account all as shown in a consolidation of the then latest audited Balance Sheets of the Company and each of its subsidiary companies but after:-

        (a) making such adjustments as may be appropriate in respect of any variation in the issued and paid up share capital the share premium account and the capital redemption reserve fund of the Company since the date of its latest audited balance sheet.

        (b)     excluding therefrom (i) any sums set aside for future taxation,
                (ii) amounts attributable to outside Shareholders in subsidiaries.

        (c) deducting therefrom (i) an amount equal to any distribution by the Company out of profits earned prior to the date of its latest audited balance sheet and which have been declared, recommended or made since that date except so far as provided for in such balance sheet; (ii) goodwill and other intangible assets and (iii) any debit balances on profit and loss account.

(B) For the purposes of this Article "moneys borrowers" shall be deemed to include the following except insofar as otherwise taken into account.

        (a) the nominal amount of any issued share capital and the principal amount of any debentures or borrowed moneys, the beneficial interest whereof is not for the time being owned by any of the Company and its subsidiaries or any body whether corporate or unincorporate and the payment or repayment whereof is the subject of a guarantee or indemnity by any of the Company and its subsidiaries.

        (b) the outstanding amount raised by acceptances by any bank or accepting house under any acceptance credit opened on behalf of and in favour of any of the Company and its subsidiaries.

        (c) the principal amount of any debenture (whether secured or unsecured) of any of the Company and its subsidiaries owned otherwise than by any of the Company and its subsidiaries.

        (d) the principal amount of any preference share capital of any subsidiary owned otherwise than by way of the Company and its subsidiaries; and

        (e) any fixed or minimum premium payable on final repayment of any borrowing or deemed borrowing but shall be deemed not to include:-

        (f) borrowings for the purposes of repaying the whole or any part of borrowings by any of the Company and its subsidiaries for the time being outstanding and so to be applied within six months of being so borrowed, pending their application for such purpose within such period; and

        (g) borrowings for the purpose of financing any contract in respect of which any part of the price receivable by any of the Company and its subsidiaries is guaranteed or insured by the Export Credits Guarantee Department of the Department of Trade or by any other Governmental department fulfilling a similar function, to an amount not exceeding that part of the price receivable thereunder which is so guaranteed or insured.

(C) A Report by the Auditors as to the aggregate amount which may at any one time in accordance with the provisions of paragraph (A) of this Article be owing by the Company and its subsidiaries without such sanction as aforesaid shall be conclusive in favour of the Company and all persons dealing with the Company.

(D) When the aggregate amount of borrowings required to be taken into account for the purposes of this Article on any particular day is being ascertained, any of such moneys denominated or repayable in a currency other than sterling shall be converted for the purpose of calculating the sterling equivalent either:-

        (a) at the rate of exchange prevailing on that day in London provided that all but not some only of such moneys shall be converted at the rate of exchange prevailing in London six months before such day if thereby such aggregate amount would be less (and so that for this purpose the rate of exchange shall be taken as the middle market rate as at the close of business)

        or where the repayment of such moneys is expressly covered by a forward purchase contract

           (b) at the rate of exchange specified therein

(E) No debt incurred or security given in respect of moneys borrowed in excess of the limited hereby imposed shall be invalid or ineffectual except in the case of express notice to the lender or recipient of the security at the time when the debt was incurred or security given that the limit hereby imposed had been or would thereby be exceeded.

MODE OF BORROWING

104. The Directors may exercise all the powers of the Company to borrow or raise money upon or by the issue or sale of any bonds, debentures, or securities, and upon such terms as to time of repayment, rate of interest, price of issue or sale, payment of premium or bonus upon redemption or repayment or otherwise as they may think proper, including a right for the holders of bonds, debentures, or securities, to exchange the same for shares in the Company of any class authorised to be issued.

105. Subject as aforesaid the Directors may secure or provide for the payment of any moneys to be borrowed or raised by a mortgage of or charge upon all or any part of the undertaking or property of the Company, both present and future, and upon any capital remaining unpaid upon the shares of the Company whether called up or not, or by any other security, and the Directors may confer upon any mortgagees or persons in whom any debenture or security is vested, such rights and powers as they think necessary or expedient; and they may vest any property of the Company in trustees for the purpose of securing any moneys borrowed or raised, and confer upon the trustees or any receiver to be appointed by them or by any debenture-holder such rights and powers as the Directors may think necessary or expedient in relation to the undertaking or property of the Company or the management or the realisation thereof or the making, receiving, or enforcing of Calls upon the Members in respect of unpaid capital, and otherwise, and may make and issue debentures to trustees for the purpose of further security, and any such trustees may be remunerated.

SECURITY FOR PAYMENT OF MONEYS

106. The Directors may give security for the payment of any moneys payable by the Company in like manner as for the payment of moneys borrowed or raised, but in such case the amount shall for the purposes of the above limitation be reckoned as part of the money borrowed.

REGISTER OF CHARGES TO BE KEPT

107. The Directors shall keep a Register of Charges in accordance with the Act and the fee to be paid by any person other than a creditor or Member of the Company for each inspection of the Register of Charges to be kept under the Act shall be the sum of 5p.

                          DISQUALIFICATION OF DIRECTORS

OFFICE OF DIRECTOR TO BE VACATED

108.    The office of a Director shall be vacated:-

IF HE RESIGNS

(i) If not being a Managing Director or Executive Director holding office as such for a fixed period he delivers to the Board or to the Secretary a notice in writing of his resignation of his office of Director;

CEASE TO BE A DIRECTOR

(ii) If he ceases to be a Director by virtue of any provision of the Act or becomes prohibited by law from being a Director;

BECOMES BANKRUPT

(iii)   If he becomes bankrupt, or compounds with his creditors generally;

SUFFERS MENTAL DISORDER

(iv) If an Order is made by any Court of competent jurisdiction on the ground of mental disorder for his detention or for the appointment of a guardian or receiver or other person to exercise powers with respect to this affairs; or

FAILS TO ATTEND MEETINGS

(v) If not having leave of absence from the Directors he or his alternate (if any) fail to attend the meetings of the Directors for six successive months unless prevented by illness, unavoidable accident or other cause which may seem to the Directors to be sufficient and the Directors resolve that his office be vacated.

                RETIREMENT, ELECTION AND APPOINTMENT OF DIRECTORS

ROTATION AND RETIREMENT OF DIRECTORS

109. Subject to the provisions of Article 91 in respect of a Managing Director or Executive Director at each Annual General Meeting, one-third of the Directors who are subject to retirement by rotation, or if their number is not three or a multiple of three, then the number nearest to but not exceeding one-third shall retire from office. A Director retiring at a meeting shall retain office until the dissolution of such meeting.

WHICH DIRECTOR TO RETIRE

110. The Directors to retire at the First Annual General Meeting shall unless the Directors agree among themselves, be determined by lot and, in every subsequent year the one-third or other nearest number who have been longest in office shall retire. The Directors to retire at each Annual General Meeting shall include so far as necessary to obtain the number required any Director who wishes to retire and not offer himself for re-election and any further Directors as to retire shall, including such Directors as aforesaid be the one-third or other nearest number who have been longest in office. As between two or more who have been in office an equal length of time, the Director to retire shall in default of agreement between them be determined by lot. The length of time a Director has been in office shall be computed from his last election or appointment when he had previously vacated office. A retiring Director shall be eligible for re-election.

MEETING TO FILL UP VACANCIES

111. The Company at any General Meeting at which any Directors retire in manner aforesaid, may subject to any resolution reducing the number of Directors, fill up the vacated offices by electing a like number of persons to be Directors and may fill up and other vacancies.

RETIRING DIRECTOR TO REMAIN IN OFFICE UNTIL SUCCESSOR APPOINTED

112. If at any General Meeting at which an election of Directors ought to take place the places of the retiring Directors are not filled up, then, subject to any resolution reducing the number of Directors, the retiring Directors, or such of them as have not had their place filled up, shall, if willing, continue in office until the dissolution of the Annual General Meeting in the next year, unless, as regards any particular Director, a resolution for his re-election shall have been put to the meeting and lost.

APPOINTMENT OF DIRECTORS TO BE VOTED UPON INDIVIDUALLY

113. A resolution for the appointment of two or more persons as Directors by a single resolution shall be void unless a resolution that it shall be so proposed has first been agreed to be the meeting without any vote being given against it.

NOTICE TO PROPOSE NEW DIRECTORS

114. No person except a retiring Director shall be elected a Director (unless recommended by the Directors for election) unless notice in writing shall be sent to the Secretary not more than twenty-eight days and not less than seven days before the day of the meeting at which the election is to take place, signed by a Member (other than the person to be proposed) duly qualified to attend and vote at the meeting stating the name and address of the person who offers himself or is proposed as a candidate, together with a notice in writing signed by such person of his willingness to be elected.

POWER TO GENERAL MEETING TO INCREASE OR REDUCE THE NUMBER OF DIRECTORS

115. The Company in General Meeting may from time to time by Ordinary Resolution increase or reduce the number of Directors and may also determine in what rotation such increased or reduced number is to go out of office and without prejudice to the provisions of these Articles, may be Ordinary Resolution appoint any person to be a Director either to fill a casual vacancy or as an additional Director.

POWER TO REMOVE DIRECTOR BY ORDINARY RESOLUTION

116. The Company may by Ordinary Resolution remove any Director before the expiration of his terms of office.

POWER TO APPOINT DIRECTOR IN PLACE OF ONE REMOVED

117. The Company may by Ordinary Resolution appoint another person in place of the Director removed pursuant to the provisions of the Act or by Ordinary Resolution pursuant to Article 114, and the person so appointed shall hold office during such time only as the Director in whose place he is appointed would have held the same if he had not been removed, but this provision shall not prevent him from being eligible for re-election.

NO DIRECTOR TO RETIRE ON ACCOUNT OF AGE

118. No person shall be or become incapable of being appointed or re-elected a Director by reason of his having attained the age of seventy or any other age, not shall any special notice be required in connection with the appointment, the approval of the appointment or re-election of such person and no Director shall vacate his office at any time by reason of the fact that he has attained the age of seventy or any other age.

                     PROCEEDINGS OF DIRECTORS AND COMMITTEES

MEETINGS OF DIRECTORS

119. The Directors may meet together for the dispatch of business adjourn and otherwise regulate their meetings as they think fit, and determine the quorum necessary for the transaction of business. Until otherwise determined three Directors shall constitute a quorum. Questions arising at any meeting shall be determined by a majority of votes. In case of an equality of votes the Chairman shall have a second or casting vote. One Director may, and the Secretary shall at the request of a Director, at any time summon a meeting of the Directors. It shall not be necessary to give notice of a meeting of the Directors to a Director who is not within the United Kingdom.

NOTICE OF BOARD MEETINGS

120. Notice of Board Meetings shall be given to all Directors and shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in writing to him at his last know address or any other address given by him to the Company for this purpose. A Director absent or intending to be absent from the United Kingdom may request the Board that notices of Board Meetings shall during his absence be sent in writing to him at his last known address or any other address given by him to the Company for this purpose, whether or not out of the United Kingdom.

CHAIRMAN OF BOARD

121. The Directors may elect a Chairman or Joint Chairman and one or more Deputy Chairman of their meetings (which may also be an Executive Office in relation to the management or the business of the Company) and determine the period for which he is or they are to hold office, but if no such Chairman or Deputy Chairman is elected, or if at any meeting neither the Chairman nor a Deputy Chairman is present at the time appointed for holding the same, the Directors present shall choose some one of their number to be Chairman of such meeting.

BOARD MAY ACT IF QUORUM PRESENT

122. A duly convened meeting of the Directors for the time being at which a quorum is present shall be competent to exercise all or any of the authorities, powers, and discretions by or under these Articles for the time being vested in or exercisable by the Directors generally.

123. All or any of the Directors or of the members of any committee of the Directors may participate in a meeting of the Directors or that committee by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear and speak to each other. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the Chairman of the meeting then is.

RESOLUTION IN WRITING

124. A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Directors shall be as effective for all purposes as a resolution of those Directors passed at a meeting duly convened and held, and my consist of several documents in the like form each signed by one or more of the Directors. Provided that such a resolution need not be signed by an alternate Director if it is signed by the Director who appointed him.

DIRECTORS MAY APPOINT COMMITTEES

125. The Directors may delegate any of their powers to Committees consisting of such member or members of their body as they think fit.

COMMITTEES SUBJECT TO CONTROL OF DIRECTORS

126. All Committees shall in the exercise of the powers delegated to them and in the transaction of business, conform to any mode of proceedings and regulations which may be prescribed by the Directors, and subject thereto may regulate their proceedings in the same manner as the Directors may do.

MINUTES OF PROCEEDINGS

127. The Directors shall cause minutes to be made of the following matters, namely:-

        (i) of all appointments of officers, and Committees made by the Directors, and of their salary or remuneration;

        (ii) of the names of the Directors present at every meeting of the Board or of Committees of Directors, and all business transacted at such meetings; and

        (iii) of all orders, resolutions and proceedings of all meetings of the Company of the holders of any class of shares in the Company and of the Directors and Committees of Directors.

        Any such minute as aforesaid, if purporting to be signed by the Chairman of the meeting at which the proceedings were held, or by the Chairman of the next succeeding meeting shall be receivable as prima facie evidence of the matters stated in such minutes without any further proof.

DEFECTIVE APPOINTMENT OF DIRECTORS NOT TO INVALIDATE THEIR ACTS

128. All acts done by a meeting of the Directors, or of a Committee, or by any person acting as a Director, shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any person or persons acting as aforesaid, or that they or any of them were or was disqualified from holding office or not entitled to vote, or had in any way vacated their or his office be as valid as if every such person had been duly appointed, and were duly qualified and had continued to be a Director.

                                    SECRETARY

SECRETARY

129.    The Secretary shall be appointed by the Directors.

                 PART V - RESERVES, DIVIDENDS AND MISCELLANEOUS

                                    RESERVES

RESERVES OUT OF PROFITS

130. The Directors may before recommending any dividends whether preferential or otherwise carry to reserve out of the profits of the Company such sums as they think proper. All sums standing to reserve may be applied from time to time in the discretion of the Directors for the meeting depreciation or contingencies or for special dividends or bonuses or for equalising dividends or for repairing, improving or maintaining any of the property of the Company or for such other purposes as the Directors may think conducive to the objects of the Company or any of them and pending such application may at the like discretion either be employed in the business of the Company or be invested in such investments as the Directors think fit. The Directors may divide the reserve into such special funds as they think fit, and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as they think fit. Any sum which the Directors may carry to reserve out of the unrealised profits of the Company shall not be mixed with any reserve to which profits available for distribution have been carried. The Directors may also without placing the same to reserve carry forward any profits which they may think it not prudent to divide.

                          DIVIDENDS AND OTHER PAYMENTS

DECLARATIONS OF DIVIDENDS

131. Subject as hereinafter provided the Company in General Meeting may declare a dividend to be paid to the Members according to their respective rights and interests in the profits, but no larger dividend shall be declared than is recommended by the Directors.

DIVIDENDS NOT TO BEAR INTEREST

132. No dividend or other moneys payable by the Company shall bear interest as against the Company.

POWER TO DECLARE A SCRIP DIVIDEND

133.    Subject to authority for the exercise of the powers contained in this
        Article 133 having been conferred by Ordinary Resolution of the Company (which Ordinary Resolution may specify a particular dividend, or may specify all or any dividends declared within a specified period, but such period may not end later than the beginning of the Annual General Meeting next following the date of the Meeting at which such Resolution in passed) and provided that an adequate number of unissued shares is available for the purpose, the Directors may, in respect of any dividend declared or to be declared and whether by the Directors or by the Company in General Meeting, determine and announce contemporaneously with or subsequent to any announcement of the dividend in question and any related information as to the Company's profits for such financial period or part thereof, that holders of shares to whom Article 140 does not apply, will be entitled, subject (save for holders to whom Article 139 applies or who have no registered or other address in the United Kingdom) in the case of any holder of shares who has no registered or other address in the United Kingdom for the giving of notice, to any foreign enactment or regulation, to elect in lieu of such dividend (either wholly or in part as the Directors shall determine) to receive an allotment of additional shares credited as fully paid up. In any such case the following shall apply:-

        (i) The basis of allotment shall be determined by the Directors so that as nearly as may be considered convenient the value of the additional shares (including any fractional entitlement) to be allotted in lieu of any dividend shall equal the amount of the dividend. The value of the additional shares shall be the average of business done on The Unlisted Securities Market (as shown in The Stock Exchange Daily Official List) or (if appropriate) the average of the middle market quotations on The Stock Exchange (as shown in the Daily Official List) in either case on each of the first five business days on which the relevant shares are dealt in or quoted ex the relevant dividend.

        (ii) After determination of the basis of allotment the Directors shall give notice in writing to the holders of shares of the right of election offered to them and shall send with or following such notice forms of election which specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective.

        (iii) The dividend (or that part of the dividend in respect of which an election to receive additional shares shall be effective) shall not be payable on shares in respect whereof the election to receive additional shares shall be effective ("the elected shares") and in lieu thereof additional shares shall be allotted to the holders of the elected shares on the basis of allotment determined as aforesaid and for such purpose the Directors shall capitalise out of the sums standing to the credit of any reserve of the Company (including any share premium account or capital redemption reserve) or profit and loss account as the Directors may determine a sum equal to the aggregate nominal amount of the additional shares to be allotted and apply the same in paying up in full the appropriate number of unissued shares for allotment and distribution to and amongst the holder of the elected shares basis. The additional shares so allotted shall rank pari passu in all respects with the fully paid shares of the same class then in issue save only as regards participation in the relevant dividend (or share election in lieu).

        (iv) The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fraction, including any provision whereby in whole or in part fractional entitlements are disregarded or rounded up or down or the benefit of fractional entitlements accrue to the Company rather than to the holders of the elected shares.

        (v) The Directors may authorise any person on behalf of all members interested to enter into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

        (vi) The other provisions of these Articles shall take effect subject to the provision of this Article and shall be construed as one with this Article.

DIVIDENDS: HOW PAYABLE

134. Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid up on the shares in respect whereof the dividend is paid, but no amount paid up on a share in advance of Calls shall be treated for the purpose of this Article as paid up on the share. Subject as aforesaid all dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid: but if any share carries any particular rights as to dividend such share shall rank for dividend accordingly.



DIVIDENDS TO JOINT HOLDERS

135. In case several persons are registered as joint holders of any share any one of such persons may give effectual receipts for all dividends and payments on account of dividends in respect of such share.

INTERIM DIVIDENDS

136. The Directors may from time to time declare and pay an interim dividend to the Members.

DIVIDENDS PAYABLE

137. No dividend or interim dividend shall be payable except in accordance with the provisions of the Act.

UNCLAIMED DIVIDENDS

138. All dividends, interest or other sums payable unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed. All dividends unclaimed for a period of twelve years after having been declared shall be forfeited and shall revert to the Company. The payment of any unclaimed dividend, interest or other sum payable by the Company on or in respect of any share into a separate account shall not constitute the Company a trustee thereof.

TO WHOM DIVIDENDS BELONG

139. Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in general meeting or a resolution of the Directors, may specify that the same shall be payable to the person registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se of transferors and transferees of any such shares in respect of such dividend.

CALLS OR DEBTS MAY BE DEDUCTED FROM DIVIDENDS

140. The Directors may deduct from any dividend or other moneys payable to any Member on or in respect of a share all such sums as may be due from him to the Company on account of Calls or otherwise in relation to such shares of the Company.

METHOD OF PAYMENT

141. The Company may pay any dividend interest or other sum payable in cash or by direct debit, bank transfer, cheque, dividend warrant, or money order and may render the same by post to the Members or persons entitled thereto, and in case of joint holders to the Member whose name stands first in the Register, or to such person and address as the holder or joint holders may direct, and the Company shall not be responsible for any loss of any such cheque, warrant, or order. Every such cheque, warrant, or order shall be made payable to the order of the person to whom it is sent, or to such person as the holder or joint holders may in writing direct and the payment of the cheques, warrant or order shall be a good discharge to the Company.

PAYMENT OF DIVIDENDS IN SPECIE

142. Any General Meeting declaring a dividend may direct payment of such dividend wholly or in part by the distribution of specific assets and in particular of paid-up shares or debentures of any other company, and the Directors shall give effect to any such direction provided that no such distribution shall be made unless recommended by the Directors. Where any difficulty arises in regard to the distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates, and may fix the value for distribution of such specific assets or any part thereof, any may determine that cash payments may be made to any Members upon the footing of the value so fixed, in order to adjust the rights of all parties, and may vest any such assets in trustees upon trust for the persons entitled to the dividend as may seem expedient to the Directors.

                            CAPITALISATION OF PROFITS

CAPITALISATION OF PROFITS, ETC

143. The Directors may with the authority of an Ordinary Resolution of the Company:-

        (i) subject as hereinafter provided, resolve to capitalise any undistributed profits of the Company (whether or not the same are available for distribution and including profits standing to any reserve) or, any sum standing to the credit of the Company's share premium account or capital redemption reserve funds;

        (ii) appropriate the profits or sum resolved to be capitalised to the Members in proportion to the nominal amount of Ordinary Shares (whether or not fully paid) held by them respectively, and apply such profits or sum on their behalf, either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by such Members respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to such profits or sum, and allot and distribute such shares or debentures credited as fully paid up, to and amongst such Members, or as they may direct, in the proportion aforesaid, or partly in one way and partly in the other: provided that the share premium account and the capital redemption reserve fund and any such profits which are not available for distribution may, for the purposes of this Article, only be applied in the paying up of unissued shares to be issued to Members credited as fully paid; and provided that in the case where any sum is applied in paying amounts for the time being unpaid on any shares of the Company or in paying up in full debentures of the company the amount of the net assets of the Company at that time is not less than the aggregate of the called up share capital of the Company and its undistributable reserves and would not be reduced below that aggregate by the payment thereof as shown in the latest audited accounts of the Company or such other accounts as may be relevant;

        (iii) resolve that any shares allotted under this Article to any Member in respect of a holding by him of any partly paid Ordinary Shares shall so long as such Ordinary Shares remain partly paid rank for dividends only to the extent that such partly paid Ordinary Shares rank for dividend;

        (iv) make such provisions by the issue of fractional certificates or by payment in cash or otherwise as the Directors think fit for the case of shares or debentures becoming distributable under this Article in fractions;

        (v) authorise any person to enter on behalf of all the Members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any shares or debentures to which they may be entitled upon such capitalisation (any agreement made under such authority being thereupon effective and binding on all such Members); and

        (vi) generally do all acts and things required to give effect to such resolution as aforesaid.

                                  RECORD DATES

RECORD DATES

144. Notwithstanding any other provision of these Articles the Company or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time before any date on which such dividend, distribution, allotment or issue is paid or made and on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared.

                                    ACCOUNTS

INSPECTION OF ACCOUNTS AND BOOKS AND REGISTER OF MEMBERS

145. The Directors shall from time to time determine whether and to what extent and at what time and places, and under what conditions or regulations the accounting records of the Company, or any of them, shall be open to the inspection of the Members, and no Member shall have any right of inspecting any accounting record or other document of the Company except as conferred by statute or authorised by the Directors or by the Company in General Meeting. The Register shall be open for inspection by any Member or other person entitled to inspect the same, and any person other than a Member inspecting the same shall pay a fee of 5p.

COPY TO BE SENT TO MEMBERS

146. A printed copy of every profit and loss account and balance sheet, including all documents required by law to be annexed to the balance sheet which is to be laid before the Company in General Meeting, together with copies of the Directors' and of the Auditors' reports shall not less than twenty-one clear days before the date of the meeting be sent to every Member (whether he is or is not entitled to receive notices of General Meetings of the Company) and every holder of debentures of the Company (whether he is or is not so entitled) and the Auditors and all other persons, being persons so entitled, and the requisite number of copies of these documents shall at the same time be forwarded to the appropriate department of The Stock Exchange.

                                      SEALS

PROVISION FOR SEALS

147. The Directors shall provide a Common Seal for the Company and shall have power from time to time to destroy the same and to substitute a new seal in lieu thereof.

148.    The Directors may exercise the powers conferred on the Company by
        Section 40 of the Act with regard to having an Official Seal solely for sealing documents creating or evidencing securities of the Company. Any such documents to which such Official Seal is affixed need not be signed by any person.

SAFE CUSTODY HOW AFFIXED

149. The Directors shall provide for the safe custody of every seal of the Company. The Common Seal shall never be affixed to any document except by the authority of a resolution of the Directors which authority may be of a general nature and need not apply only to specific documents or transactions. Subject as in this Article provided two Directors or one Director and the Secretary or some other person authorised by a resolution of the Directors shall sign autographically every instrument to which the Common Seal shall be affixed and in favour of any purchaser or person bona fide dealing with the Company, such signatures shall be conclusive evidence of the fact that the Common Seal has been properly affixed. Any certificate for shares, stock or debenture or loan stock (except where the Trust Deed constituting any debenture stock or loans stock provided to the contrary) or representing any other form of security of the Company to which an official seal of the Company is required to be affixed need not be signed by any person.

OFFICIAL SEAL FOR USE ABROAD

150. The Company may exercise the powers conferred by Section 39 of the Act with regard to having an official seal for use abroad, and such powers shall be vested in the Directors.

                       BILLS, NOTES, CHEQUES AND RECEIPTS

SIGNATURE OF NEGOTIABLE INSTRUMENTS

151. The Directors may draw, make, accept, or endorse, or authorise any other person or persons to draw, make, accept, or endorse any cheques, bills of exchange, promissory notes or other negotiable instruments, provided that every cheque, bill of exchange, promissory note or other negotiable instrument drawn, made or accepted shall be signed by such persons or person as the Directors may appoint for the purpose.

                                     NOTICES

SERVICE OF NOTICE ON MEMBERS

152. A notice may be served by the Company upon any Member, either personally or by sending it through the post in a prepaid letter addressed to such Member at his registered address, or at any other address in the United Kingdom which the Member shall have in writing given to the Company as his address for service.

WHEN REGISTERED ADDRESS NOT IN THE UNITED KINGDOM

153. Members whose registered address shall not be in the Unite Kingdom, and who shall not have given to the Company an address for service of notices in the United kingdom, shall not be entitled to receive any notices whatsoever, but the Directors may, if the think proper, serve any notice upon such Member in manner above mentioned.

EVIDENCE OF SERVICE

154. A notice or other document addressed to a Member at his registered address or address for service in the United Kingdom shall, if served by post be deemed to have been served at the latest within twenty-four hours if prepaid as first class and within forty-eight hours if prepaid as second class, after the same shall have been posted, and in proving such service it shall be sufficient to prove that the notice or document was properly addressed and duly posted.

NOTICE TO JOINT HOLDERS

155. All notices directed to be given to the Members shall with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the Register, and notice so given shall be sufficient notice to all the holders of such share.

NOTICE IN CASE OF DEATH

156. Service of notice at the registered address or the address for service in the United Kingdom of any person whose name remains registered as the holder or joint holder of any share, shall notwithstanding the death of such person and whether or not the Company have notice of his decease be deemed to be sufficient notice to his executors or administrators, and to the survivor or survivors of the joint holders, and to all other persons entitled to such share.

WHEN ALTERNATIVE TO NOTICE BY POST PERMITTED

157. If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a General Meeting by notice sent through the post, a General Meeting may be convened by notice advertised in at least two leading Daily Newspapers with appropriate circulation on of which shall be a leading London Daily Newspaper; such notice shall be deemed to have been duly served on all Members entitled thereto at noon on the day when the advertisement appears.

        In any such case the Company shall send confirmatory copies of the notice by post if at least forty-eight hours prior to the Meeting the posting of notices to addresses within the United Kingdom again becomes practicable.

OTHER NOTICES

158. Any notice required to be given by the Company to the members or any of them and not provided for by or pursuant to the Articles or the Statutes shall be sufficiently given by an advertisement inserted once in two Daily Newspapers one published in London and the other in Birmingham.

                              UNTRACED SHAREHOLDERS

UNTRACED SHAREHOLDERS

159. The Company shall be entitled to sell at the best price reasonably obtainable any share or stock of a Member or any share or stock to which a person is entitled by transmission if and provided that:-

        (i) for a period of twelve years no cheque or warrant sent by the Company through the post in a pre-paid letter addressed to the Member or to the person entitled by transmission to the share or stock at his address on the Register or other the last known address given by the Member or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the Member or the person entitled by transmission provided that in any such period of twelve years the Company has paid at least three dividends whether interim or final and no such dividend has been claimed; and

        (ii) the Company has at the expiration of the said period of twelve years by advertisement in both a leading London daily newspaper and in a newspaper circulating in the area in which the address referred to in paragraph (i) of this Article is located given notice of its intention to sell such share or stock; and

        (iii) the Company has not during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the Member or person entitled by transmission; and

        (iv) the Company has first given notice in writing to the Quotations Department of The Stock Exchange in London of its intention to sell such shares or stock.

        To give effect to any such sale the Company may appoint any person to executive as transferor an instrument of transfer of such share or stock and such instrument of transfer shall be as effective as if it had been executed by the registered holder of or person entitled by the transmission to such share or stock. The Company shall account to the Member or other person entitled to such share or stock for the net proceeds of such sale by carrying all monies in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such Member or other person. Monies carried to such separate account may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

                            DESTRUCTION OF DOCUMENTS

DESTRUCTION OF DOCUMENTS

160.    The Company may destroy:-

        (i) any share certificate which has been cancelled at any time after the expiry of one year from the date of such cancellation;

        (ii) any dividend mandate or any variation or cancellation thereof or any notification of change of name or address at any time after the expiry of two years from the date such mandate variation cancellation or notification was recorded by the Company;

        (iii) any instrument of transfer of shares which has been registered at any time after the expiry of six years from the date of registration; and

        (iv) any other document on the basis of which any entry in the Register is made at any time after the expiry of six years from the date an entry in the Register was first made in respect of it;

        and it shall conclusively be presumed in favour of the Company that every share certificate so destroyed was a valid certificate duly and properly sealed and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company Provided Always that:-



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        (a)     the foregoing provisions of this Article should apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

        (b) nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (a) above are not fulfilled; and

        (c) references in this Article to the destruction of any document include references to its disposal in any manner.



                          DIVISION OF ASSETS IN SPECIE

DIVISION IN SPECIE

161. The liquidator on any winding-up of the Company (whether voluntary or under supervision or compulsory) may with the authority of an Extraordinary Resolution, divide among the Members in kind the whole or any part of the assets of the Company and whether not the assets shall consist of property of one kind, or shall consist of properties of different kinds, and for such purpose may set such value as he deems fair upon any one or more class or classes of property, and may determine how such division shall be carried out as between Members or classes of Members but so that if any such division shall be otherwise than in accordance with the existing rights of the Members, every Member shall have the same right of dissent and other ancillary rights as if such resolution were a Special Resolution passed in accordance with
        Section 110 of the Insolvency Act 1986.

                             PROVISION FOR EMPLOYEES

PROVISION FOR EMPLOYEES ON CESSATION OF TRANSFER OF BUSINESS

162.    The Company shall exercise the power conferred upon it by Section 719
        (1) of the Act only with the prior sanction of a Special Resolution. If at any time the capital of the Company is divided into different classes of shares, the exercise of such power as aforesaid shall be deemed to be a variation of the rights attached to each class of shares and shall accordingly require the prior consent in writing of the holders of three-fourths in nominal value of the issued shares of each class or the prior sanction of an Extraordinary Resolution passed at a separate meeting of the holders of the shares of each class convened and held in accordance with the provisions of Article 82.

                             DISCLOSURE OF INTERESTS

163. (A) If any member, or any other person appearing to be interested in shares held by such Member, has been duly served with a notice under
        Section 212 of the Act and is in default for the prescribed period in supplying to the Company the information thereby required, then the Directors may in their absolute discretion at any time thereafter by notice (a "direction notice") to such Member direct that in



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        respect of the shares in relation to which the default occurred (the
        "default shares") the Member shall not be entitled to vote either personally or by proxy at a General Meeting of the Company or a meeting of the holders of any class of shares of the Company or to exercise any other right conferred by membership in relation to General Meetings of the Company or meetings of the holders of any class of shares of the Company.

(B) Where the default shares represent at least 0.25 per cent of the issued shares of that class then the direction notice may additionally direct:-

        (i) that any dividend or other money which would otherwise be payable in respect of each of the default shares shall (in whole or any part thereof) be retained by the Company without any liability to pay interest thereon when such money is finally paid to the Member; and/or

        (ii) that no transfer of any of the default shares held by such Member shall be registered unless:-

                (a) the Member is not himself in default as regards supplying the information required; and

                (b) the transfer is of part only of the Member's holding and when presented for registration is accompanied by a certificate by the Member in a form satisfactory to the Directors to the effect that after due and careful enquiry the Member is satisfied that none of the shares the subject of the transfer are default shares.

(C) The Company shall send to each other person appearing to be interested in the shares the subject of any direction notice a copy of the notice, but the failure or omission by the Company to do so shall not invalidate such notice.

(D) Any direction notice shall have effect in accordance with its terms for so long as the default in respect of which the direction notice was issued continues and (unless the direction notice otherwise determines) for a period of one week thereafter but shall cease to have effect in relation to any default shares which are transferred by such Member by means of an approved transfer.

(E)     For the purpose of this Article:-

        (i) a person shall be treated as appearing to be interested in any shares if the member holding such shares has given to the Company a notification under the said Section 212 which either
                (a) names such person as being so interested or (b) fails to establish the identities of those interested in the shares and (after taking into account the said notification and/or any other relevant Section 212 notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;

        (ii) the prescribed period is 28 days from the date of service of the notice under the said Section 212 except that if the default shares represent at least 0.25



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                per cent of the issued shares of that class, the prescribed period is 14 days from such date; and

        (iii)   a transfer of shares is an approved transfer if, but only if,:-

                (a) it is a transfer of shares to an offeror or by way or in pursuance of acceptance of a take-over offer for a company (as defined in Section 14 of the Company' Securities (Insider Dealing) Act 1985); or

                (b) the Directors are satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares to a party unconnected with the member and with other persons appearing to be interested in such shares; or

                (c) the transfer results from a sale made through a recognised investment exchange as defined in the Financial Services Act 1986 or any other stock exchange outside the United Kingdom on which the Company's shares are normally traded.

(F) Nothing contained in this Article shall limit the power of the Directors under Section 216 of the Companies Act 1985.

                                    INDEMNITY

INDEMNITY

164. Every Director or other Officer or Auditor for the time being of the Company shall be indemnified out of the assets of the Company against all costs, charges, expenses, losses and liabilities which he may sustain or incur in or about the execution of his office or otherwise in relation thereto.




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